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                                                                   Exhibit 10.12

                             CONTRIBUTION AGREEMENT

                                 BY AND BETWEEN

                               A/H HOTEL, L.L.C.,
                      a Virginia limited liability company,

                               as the Contributor

                                       AND

                           HIGHLAND HOSPITALITY, L.P.,
                         a Delaware limited partnership,

                                 as the Acquirer

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I The Contribution....................................................1
   1.1  Contribution of Contributed Assets....................................1
   1.2  Consideration.........................................................2
   1.3  Earn-Out Payment......................................................3
   1.4  Post-Closing Escrow...................................................3
   1.5  Redemption Rights for Units...........................................4
   1.6  Tax Consequences to Contributor.......................................4

ARTICLE II Representations and Covenants......................................5
   2.1  Representations by Acquirer...........................................5
   2.2  Representations by Contributor........................................6
   2.3  Satisfaction of Conditions............................................9
   2.4  Contributor's Indemnity...............................................9
   2.5  Acquirer's Indemnity..................................................9
   2.6  Consent to Transfers.................................................10

ARTICLE III Conditions Precedent to the Closing..............................10
   3.1  Conditions to Acquirer's Obligations.................................10
   3.2  Conditions to Contributor's Obligations..............................11

ARTICLE IV Closing and Closing Documents.....................................11
   4.1  Closing..............................................................11
   4.2  Contributor's Deliveries.............................................12
   4.3  Acquirer's Deliveries................................................12
   4.4  Fees and Expenses; Closing Costs.....................................13
   4.5  Default Remedies.....................................................13

ARTICLE V Miscellaneous......................................................13
   5.1  Notices..............................................................13
   5.2  Entire Agreement; Modifications and Waivers; Cumulative Remedies.....14
   5.3  Exhibits.............................................................14
   5.4  Successors and Assigns...............................................14
   5.5  Article Headings.....................................................14
   5.6  Governing Law........................................................14
   5.7  Counterparts.........................................................15
   5.8  Survival.............................................................15
   5.9  Further Acts.........................................................15
   5.10  Severability........................................................15
   5.11  Attorneys' Fees.....................................................15
   5.12  Confidentiality.....................................................15

EXHIBITS
   A   Assignment and Assumption Agreement
   B   Partnership Agreement
   C   Participation Release Agreement

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                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of the 4th day of September, 2003 by and between A/H HOTEL, L.L.C., a Virginia limited liability company (the "Contributor"), and HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership (the "Acquirer").

                                    RECITALS

     A. A/H-BCC Virginia Beach Hotel LLC, a Virginia limited liability company (the "Company") is the fee simple owner of the 176-room limited service hotel currently under construction in the City of Virginia Beach, Virginia, and to be known as the Virginia Beach Hilton Garden Inn (the "Project").

     B. The Contributor is the record and beneficial owner of a 50% membership interest in the Company (the "Contributed Assets"). BCC Virginia Beach LLC (the "Barcelo Crestline Member") is the owner of a 50% membership interest in the Company. The Contributor desires to contribute the Contributed Assets to the Acquirer, and the Acquirer desires to acquire the Contributed Assets from the Contributor, on the terms and conditions hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                THE CONTRIBUTION

     1.1 Contribution of Contributed Assets. The Contributor agrees to contribute and transfer the Contributed Assets to the Acquirer, and the Acquirer agrees to accept transfer of the Contributed Assets pursuant to the terms and conditions set forth in this Agreement. The Contributed Assets shall be transferred to the Acquirer free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, claims, and other matters affecting title thereto. Notwithstanding the Contributor's transfer of the Contributed Assets to the Acquirer, the Contributor shall continue to be bound after Closing by the Contributor's covenants contained in Sections 3.6 and 3.10 of the Operating Agreement of the Company dated as of December 23, 2002 (the "Operating Agreement"), and such covenants shall be independently enforceable by the Acquirer and the Company against the Contributor for the duration of such covenants. Additionally, notwithstanding the Contributor's transfer of the Contributed Assets to the Acquirer, the Acquirer agrees to be bound (and agrees to cause the Company to be bound) after Closing by the Barcelo Crestline Member's covenants contained in Section 3.6(a) of the Operating Agreement, and such covenants shall be independently enforceable by the Contributor against the Acquirer and the Company for the duration of such covenants.

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     1.2 Consideration. The total consideration (the "Consideration") for which the Contributor agrees to contribute and assign the Contributed Assets to the Acquirer, and which the Acquirer agrees to pay or deliver to the Contributor, subject to the terms of this Agreement, shall be the agreement to pay the "Earn-Out Payment" (as defined below) and the issuance to the Contributor of a number of units of limited partnership interests in the Acquirer ("Units") equal to (a) fifty percent (50%) of the difference between (i) Twenty Million One Hundred Fifty-Four Thousand Dollars ($20,154,000), which amount includes any working capital of the Company for the Project, and (ii) Seventeen Million Five Hundred Thousand Dollars ($17,500,000), plus accrued and unpaid interest, as of the "Closing Date" (as hereinafter defined) on the $17,500,000 construction loan (the "Project Loan") from Hampton University (the "Lender") to the Company, divided by (b) the price (net of the underwriting discount) at which the common shares (the "Common Shares") of Highland Hospitality Corporation, a Maryland corporation (the "REIT"), are offered to (X) the public in the underwritten initial public offering of the Common Shares, or (Y) Qualified Institutional Buyers in a private placement of the Common Shares under Rule 144A of the Securities Act of 1933, as amended (either of which offering shall hereinafter be referred to as the "IPO"). On the Closing Date, the Units shall be issued to the Contributor by the Acquirer issuing to the Contributor certificates reflecting the Contributor's ownership of such Units. In no event shall the number of Units issued to the Contributor be less than 50% of the aggregate of all Units issued to members of the Company. Any certificates evidencing the Units will bear appropriate legends indicating (i) that the Units have not been registered under the Securities Act of 1933, as amended ("Securities Act"), and
(ii) that the Acquirer's amended and restated agreement of limited partnership (the "Partnership Agreement") will restrict the transfer of the Units. Upon receipt of any of the Units, the Contributor shall become a limited partner of the Acquirer and shall execute the Acquirer's Partnership Agreement. Notwithstanding the provisions of Section 8.04(a) of the Partnership Agreement, the Contributor may deliver up to four Notices of Redemption (as defined in the Partnership Agreement) in each calendar year. Notwithstanding the definition of the term "Specified Redemption Date" in the Partnership Agreement, the term "Specified Redemption Date," as it relates to a Notice of Redemption delivered to the Acquirer by the Contributor, shall mean the date that is 20 calendar days from the date of receipt by the Partnership of a Notice of Redemption. Notwithstanding anything contained in Section 8.04(d) of the Partnership Agreement to the contrary, the Specified Redemption Date, as it relates to a Notice of Redemption delivered to the Acquirer by the Contributor, shall not be delayed for any additional period of time. Notwithstanding the provisions of
Section 9.02(a) of the Partnership Agreement, the Contributor may pledge its Units to a financial institution such as a bank, savings and loan association or insurance company without the consent of the General Partner, provided that (A) the Contributor and the pledgee provide written notice of the pledge to the General Partner not less than 10 business days prior to the effective date of the pledge, together with copies of all documentation with respect thereto, (B) the pledgee will succeed only to the rights of the Contributor under the terms of the Partnership Agreement and such pledge shall impose no obligations, liabilities, duties or responsibilities on the Acquirer, the REIT or the General Partner other than those specifically set forth in the Partnership Agreement, and (C) the Contributor or the pledgee agree to reimburse the Acquirer for any costs incurred by the General Partner or the Acquirer with respect thereto. The Contributor acknowledges and agrees that once Closing occurs, the Contributor shall no longer be a member of the Company, shall no longer be entitled to receive any distributions from the Company, and shall have no further right, title or interest in the Company. From and after the

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Closing Date, the Acquirer shall assume and perform the Contributor's obligations under the Operating Agreement with respect to the Contributed Assets, other than those obligations of the Contributor expressly set forth herein that survive Closing.

     1.3 Earn-Out Payment. As part of the Consideration, the Acquirer or the REIT shall pay to the Contributor, within thirty (30) days after the "Calculation Date" (as defined below), an amount equal to the Earn-Out Payment. As used herein, the term "Calculation Date" shall mean the date which is the last day of the month in which the third anniversary of the "Opening Date" occurs (with the Opening Date being defined as the date on which the Project opens for business and is available for use by paying overnight guests). The Earn-Out Payment shall be equal to sixty-seven and five tenths percent (67.5%) of the following calculated amount: (a) the "Gross Proceeds" (as defined below), minus (b) the sum of (i) one percent (1%) of the Gross Proceeds (representing transactional costs), (ii) $17,500,000 (representing the original principal amount of the Project Loan), and (iii) $2,654,000 (representing the original equity contributed by the Contributor and the Barcelo Crestline Member). The term "Gross Proceeds shall mean the result from dividing (A) the greater of (1) the "Operating Profit" (as defined below) for the Project for the twelve (12) consecutive month period immediately preceding the last day of the month in which the second anniversary of the Opening Date occurs, and (2) the Operating Profit for the Project for the twelve (12) consecutive month period immediately preceding the Calculation Date, by (B) eleven and five tenths percent (11.5%). As used herein, the term "Operating Profit" shall mean "Operating Profit" as that term is defined in that certain Management Agreement dated December 23, 2002 (the "Management Agreement") between the Company and Crestline Hotels & Resorts, Inc., but deducting from the amount of such Operating Profits (to the extent not already deducted in whole or in part therefrom pursuant to the definition of Operating Profit contained in the Management Agreement) the following: (y) the difference between the franchise royalty fee of five percent (5%) of "Gross Room Revenues" payable under that certain Franchise License Agreement effective as of August 12, 2002 (the "Franchise Agreement") between the Company and Hilton Inns, Inc., and the actual amount of the franchise royalty fee then payable under the Franchise Agreement, and (z) the difference between the FF&E Reserve contribution amount equal to four percent (4%) of "gross revenues," as required by the Management Agreement, and the actual amount of the FF&E Reserve contribution amount then required under the Management Agreement. Provided the Contributor continues to be an "accredited investor" as described herein, the Acquirer agrees to pay the Earn-Out Payment by delivering to the Contributor the number of Units equal to the amount of the Earn-Out Payment divided by the average closing price per Common Share of the REIT for the ten (10) trading days immediately preceding the Calculation Date. If the Contributor is not an accredited investor at such time, then the Earn-Out Payment shall be paid in cash.

     1.4 Post-Closing Escrow. At the Closing when the Acquirer pays off the Project Loan, the Acquirer agrees to fund into an escrow account (the "Escrow") an amount equal to the difference between (a) $17,500,000, and (b) the actual principal amount of the Project Loan which is paid off at Closing. The Escrow shall be held by Acquirer until "Project Close-Out" (as defined below) occurs As used herein, the term "Project Close-Out" shall mean the point in time when all of the following have occurred (collectively, the "Project Close-Out"): (a) all of the conditions have been satisfied in order for "Placement in Service" to occur under Section 5.2.2 of the Development Agreement dated as of December 23, 2002 (the "Development Agreement") between the Company and Armada/Hoffler Development Company, L.L.C. (the "Developer"),

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and (b) any and all disputes with the Developer, the General Contractor (as defined in the Development Agreement), and all other contractors and subcontractor relating to the construction and development of the Project have been settled and final payments of the "Development Fee" and all other costs and expenses shown on the current "Approved Budget" (as those terms are defined in the Development Agreement) have been paid (including any retainage amounts). The Developer shall be entitled to request and receive from the Escrow monthly disbursements of funds (upon complying with the Project Loan draw procedures set forth in the Development Agreement) in order to pay actual development costs and expenses incurred which are shown on the current Approved Budget but which were not paid or payable prior to Closing. Once Project Close-Out has occurred, if the total costs and expenses that were incurred in order for Project Close-Out to occur is less than the total costs and expense shown on the current Approved Budget (such difference being hereinafter referred to as the "Cost Savings"), then the Acquirer agrees to cause the Company to pay to the Contributor from the Escrow 50% of the Cost Savings within thirty (30) business days after Project Close-Out occurs. If the amount available in the Escrow for distribution to the Contributor is insufficient to pay the Contributor 50% of the Cost Savings, then the Acquirer shall pay such insufficient amount to the Contributor (in the form of Units provided the Contributor continues to be an accredited investor at such time, or in cash if the Contributor is not an accredited investor at such time) within thirty (30) business days after Project Close-Out occurs.

     1.5 Redemption Rights for Units. Each Unit shall be redeemable at the option of the holder, in accordance with, but subject to the restrictions contained in, the Partnership Agreement; provided, however, that the Contributor may not deliver a Notice of Redemption to the Acquirer prior to the first anniversary of the Closing Date. Upon the Acquirer's receipt of the Contributor's Notice of Redemption, the Specified Redemption Date for such Notice shall be twenty (20) calendar days thereafter.

     1.6 Tax Consequences to Contributor. Notwithstanding anything to the contrary contained in this Agreement, including without limitation the use of words and phrases such as "sell," "sale," purchase," and "pay," the parties hereto acknowledge and agree that it is their intent that the transaction contemplated hereby shall be treated for federal income tax purposes pursuant to
Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"), as the contribution of the Contributed Assets by the Contributor to the Acquirer, in exchange for the Units, the Earn-Out Payment, and any payments made by Acquirer pursuant to Sections 1.4 or 4.4 of this Agreement, and not as a transaction in which the Contributor is acting other than in its capacity as a prospective partner in the Acquirer.

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                                   ARTICLE II

                          REPRESENTATIONS AND COVENANTS

     2.1 Representations by Acquirer. The Acquirer hereby represents and warrants unto the Contributor that the following statements are true, correct, and complete as of the date of this Agreement and (unless the Acquirer otherwise notifies the Contributor in writing) will be true, correct, and complete as of the Closing Date:

          (a) Organization and Power. The Acquirer is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and, the execution and delivery of this Agreement and the performance by the Acquirer of its obligations hereunder have been duly authorized by all requisite action of the Acquirer and require no further action or approval of the Acquirer's partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Acquirer.

          (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Acquirer has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing certificate of limited partnership, partnership agreement, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Acquirer.

          (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Acquirer in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) could materially and adversely affect the business, financial position, or results of operations of the Acquirer, (iii) could materially and adversely affect the ability of the Acquirer to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

          (d) Units Validly Issued. The Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid and nonassessable, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the "Limited Partnership Act"). The Contributor shall be admitted as a limited partner of the Acquirer as of the Closing Date and shall be entitled to all of the rights and protections of a limited partner under the Limited Partnership Act and the provisions of the Partnership Agreement, with the same rights, preferences, and privileges as all other limited partners on a pari passu basis.

          (e) Consents. Except as may otherwise be set forth in Section 3.1 hereof, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Acquirer has been obtained or will be obtained on or before the Closing Date.

          (f) Brokerage Commission. The Acquirer has not engaged the services of any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by the Acquirer. The Acquirer hereby agrees to indemnify and hold the Contributor and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

     2.2 Representations by Contributor. The Contributor hereby represents and warrants unto the Acquirer that each and every one of the following statements is true, correct, and complete as of the date of this Agreement and (unless the Contributor otherwise notifies the Acquirer in writing) will be true, correct, and complete as of the Closing Date:

          (a) Organization and Power. The Contributor is duly organized, validly existing, and in good standing as a limited liability company under the laws of the Commonwealth of Virginia. The Contributor has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by the Contributor of its obligations hereunder have been duly authorized by all requisite action of Contributor and require no further action or approval of Contributor's members or managers or of any other individuals or entities (other than the Barcelo Crestline Member pursuant to the Operating Agreement) in order to constitute this Agreement as a binding and enforceable obligation of the Contributor.

          (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Contributor has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any limited liability company agreement, regulations, mortgage indenture (except as may be otherwise provided in the "Construction Loan Documents," as that term is defined in the Operating Agreement), lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Contributor or to the Contributed Assets.

          (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Contributor in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (A) in any manner raises any question affecting the validity or enforceability of this Agreement, (B) could materially and adversely affect the business, financial position, or results of operations of the Contributor, (C) could materially and adversely affect the ability of the Contributor to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (D) could create a lien on the Contributed Assets, any part thereof, or any interest therein, or (E) could adversely affect the Contributed Assets, any part thereof, or any interest therein.

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          (d) Good Title. (A) The Contributor is the sole owner of the
Contributed Assets, (B) the Contributor has good title to the Contributed Assets, (C) the Contributed Assets are free and clear of all liens, encumbrances, pledges, and security interests whatsoever, and (D) the Contributor has not granted any other person or entity an option to purchase or a right of first refusal upon the Contributed Assets nor are there any agreements or understandings between Contributor and any other person or entity with respect to the disposition of the Contributed Assets (except as may be otherwise provided in the Construction Loan Documents).

          (e) No Consents. Except as may otherwise be set forth in Section 3.1 hereof, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Contributor has been obtained or will be obtained on or before the Closing Date.

          (f) Operation of Contributed Assets. Between the date hereof and the Closing Date, the Contributor will and, for as long as the Contributor is the managing member of the Company, will cause the Company to (A) operate its business only in the usual, regular, and ordinary manner consistent with such entity's prior practice and (B) maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books in prior years. Except as otherwise permitted hereby, from the date hereof until the Closing Date, the Contributor shall not (and, for as long as the Contributor is the managing member of the Company, the Contributor shall cause the Company not to) take any action or fail to take any action the result of which would (1) have a material adverse effect on the Contributed Assets, the Project, or the Acquirer's ability to continue the operation thereof after the Closing Date in substantially the same manner as presently conducted or (2) would cause any of the representations and warranties contained in this Section
2.2 to be untrue as of the Closing Date.

          (h) Operating Agreement. The Operating Agreement of the Company is in force and effect as of the date hereof, and has not been modified or amended. The Contributor has performed all of its obligations under the Operating Agreement.

          (i) Securities Law Matters. (A) In acquiring the Units and engaging in this transaction, neither the Contributor nor any member thereof is relying upon any representations made to it by the Acquirer, or any of its partners, officers, employees, or agents that are not contained herein. The Contributor is aware of the risks involved in investing in the Units and in the Common Shares issuable upon redemption of such Units. The Contributor has had an opportunity to ask questions of, and to receive answers from, the Acquirer and the REIT or a person or persons authorized to act on their behalf, concerning the terms and conditions of this investment and the financial condition, affairs, and business of the Acquirer and the REIT. The Contributor confirms that all documents, records, and information pertaining to its investment in the Acquirer that have been requested by it, including a complete copy of the form of the Partnership Agreement, have been made available or delivered to it prior to the date hereof. The Contributor represents and warrants that it has reviewed and approved the form of the Partnership Agreement attached hereto as Exhibit B.

               (B) The Contributor and each member thereof understands that neither the Units nor the Common Shares issuable upon redemption of the Units have been registered under the Securities Act or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The Units issuable to the Contributor are being acquired solely for its own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and the Contributor does not have any present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale; provided, however, that at or following Closing, the Contributor may distribute the Units (including any Units distributed to the Contributor as part of the Earn-Out Payment described in Section 1.3 above) to the Lender in consideration of the Lender executing and delivering at Closing the Participation Release Agreement (as defined below) provided that the Lender (1) shall have represented and warranted to the Acquirer in writing that, as of the time of such distribution, the Lender is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended, and (2) shall have executed the Acquirer's Partnership Agreement as a limited partner. The Contributor understands that any certificates evidencing the Units will contain appropriate legends reflecting the requirement that the Units not be resold by the Contributor without registration under such laws or the availability of an exemption from such registration and that the Partnership Agreement will restrict transfer of the Units.

          (j) Accredited Investors. The Contributor is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

          (k) Tax Matters. (A) The Contributor has filed or will file within the time and in the manner prescribed by law all federal, state, and local tax returns and reports, including but not limited to income, gross receipts, intangible, real property, excise, withholding, franchise, sales, use, employment, personal property, and other tax returns and reports, required to be filed by the Contributor under the laws of the United States and of each state or other jurisdiction in which the Contributor conducts business activities requiring the filing of tax returns or reports. All tax returns and reports filed by the Contributor are true and correct in all material respects. The Contributor has paid (or will pay when due) in full all taxes of whatever kind or nature for the periods covered by such returns. The Contributor has not been delinquent in the payment of any tax, assessment, or governmental charge or deposit and has no tax deficiency or claim outstanding, assessed, threatened, or proposed against it. The charges, accruals, and reserves for unpaid taxes on the books and records of the Contributor as of the Closing Date are sufficient in all respects for the payment of all unpaid federal, state, and local taxes of the Contributor accrued for or applicable to all periods ended on or before the Closing Date. There are no tax liens, whether imposed by the United States, any state, local, or other taxing authority, outstanding against the Contributor or any of its assets. The federal, state, and local tax returns of the Contributor have not been audited, nor has the Contributor received any notice of any federal, state, or local audit.

               (B) The Contributor represents and warrants that it has obtained from its own counsel advice regarding the tax consequences of (i) the transfer of the Contributed Assets to the Acquirer and the receipt of Units as consideration therefor, (ii) its admission as a limited partner of the Acquirer, and (iii) any other transaction contemplated by this Agreement.

The Contributor further represents and warrants that it has not relied on the Acquirer or the Acquirer's representatives or counsel for such tax advice.

          (l) Bankruptcy with respect to Contributor. No Act of Bankruptcy has occurred with respect to the Contributor. As used herein, "Act of Bankruptcy" shall mean if a party hereto shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) admit in writing its inability to pay its debts as they become due, (C) make a general assignment for the benefit of its creditors, (D) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (E) be adjudicated bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, receivership, dissolution, winding-up or composition or adjustment of debts, (G) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (H) take any entity action for the purpose of effecting any of the foregoing.

          (m) Brokerage Commission. The Contributor has not engaged the services of, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by the Contributor. The Contributor hereby agrees to indemnify and hold the Acquirer and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

     2.3 Satisfaction of Conditions. The Acquirer hereby covenants that the Acquirer will use commercially reasonable efforts and diligence in order to satisfy all of the conditions set forth in subsection 3.1(d) and Section 3.2 hereof, and the Contributor shall not have any obligation to consummate the Closing hereunder unless and until all such conditions have been satisfied or waived by the Contributor in writing. The Contributor hereby covenants that the Contributor will (a) use commercially reasonable efforts and diligence in order to satisfy all of the conditions set forth in Section 3.1 (other than 3.1(e) and (d)) hereof, and (b) cooperate and assist in the Acquirer's efforts to satisfy the conditions set forth in subsection 3.1(d) hereof; and the Acquirer shall not have any obligation to consummate the Closing hereunder unless and until all such conditions have been satisfied or waived by the Acquirer in writing.

     2.4 Contributor's Indemnity. The Contributor agrees to indemnify and hold the Acquirer, the REIT, and their respective employees, directors, members, partners, affiliates and agents harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) which the Acquirer or the REIT may suffer or incur by reason of any breach of its representations or warranties contained in this Agreement, and by reason of any act or cause of action occurring or accruing prior to the Closing Date and arising from the ownership of the Contributed Assets prior to the Closing Date.

     2.5 Acquirer's Indemnity. Except as to the Participation Payments (as defined below), the Acquirer agrees to indemnify and hold the Contributor and its employees, directors, members, partners, affiliates and agents harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) which the Contributor may suffer or incur by reason of any breach of its representations or warranties contained in this Agreement, and by reason of any act or cause of action occurring or accruing subsequent to the Closing Date and arising from the ownership or operation of the Contributed Assets or the operation of the Project subsequent to the Closing Date.

     2.6 Consent to Transfers. Pursuant to Article VII of the Operating Agreement, the Contributor hereby consents to the "Transfer" (as defined in the Operating Agreement) of the Barcelo Crestline Member's membership interest in the Company to the Acquirer pursuant to a separate agreement. By its execution hereof, the Barcelo Crestline Member hereby consents to the Transfer of the Contributed Assets to the Acquirer.

                                   ARTICLE III

                       CONDITIONS PRECEDENT TO THE CLOSING

     3.1 Conditions to Acquirer's Obligations. In addition to any other conditions set forth in this Agreement, the Acquirer's obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.1, all of which shall be conditions precedent to the Acquirer's obligations under this Agreement.

          (a) Contributor's Obligations. The Contributor shall have performed all obligations of the Contributor hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Acquirer, all of the documents and other information required of the Contributor pursuant to
Section 4.2.

          (b) Contributor's Representations and Warranties. The Contributor's representations and warranties set forth in Section 2.2 (without regard to any written updates to such representations and warranties given by the Contributor to the Acquirer prior to Closing) shall be true and correct as if made again on the Closing Date.

          (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

          (d) Third Party Consents. To the extent required by the Franchise Agreement and any other documents or instruments binding on the Company, the Contributor or the Project which may require consent to the following, the Acquirer shall have obtained the consent of the "Franchisor" (as defined in the Operating Agreement) and such other parties to (i) the Acquirer's acquisition of the Contributed Assets, and (ii) the lease of the Project from the Company to a wholly-controlled affiliate of the Acquirer.

          (e) Completion of IPO. The IPO shall have been completed.

          (f) Completion and Certificate of Occupancy. "Placement in Service" shall have occurred under Section 5.2.2 of the Development Agreement, and a final certificate of occupancy for the entire Project (the "CO") shall have been issued.

          (g) Loan Payoff and Participation Release Agreement. The Project Loan shall be paid in full and all "Construction Loan Documents"(as defined in the Operating Agreement) shall be terminated and released of record concurrently with the Closing. Without limiting the generality of the foregoing, the Contributor shall have obtained the written agreement of the Lender (the "Participation Release Agreement") to accept a portion of the Consideration as full and complete payment and satisfaction of any rights the Lender may have after Closing to receive any participation payments, interest payments or any other payments of net operating proceeds or net capital proceeds (collectively, "Participation Payments") pursuant to Article IX of the Loan Agreement dated as of December 23, 2002 (the "Loan Agreement") between the Lender and the Company. The Participation Release Agreement shall be in substantially the form attached hereto as Exhibit C and shall provide that, effective as of Closing, the Lender shall release the Company and the Acquirer from and against any obligation or liability to pay the Participation Payments to the Lender.

     3.2 Conditions to Contributor's Obligations. In addition to any other conditions set forth in this Agreement, the Contributor's obligations to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.2, all of which shall be conditions precedent to the Contributor's obligations under this Agreement.

          (a) Acquirer's Obligations. The Acquirer shall have performed all obligations of the Acquirer hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Contributor, all of the documents and other information required of the Acquirer pursuant to
Section 4.3.

          (b) Acquirer's Representations and Warranties. The Acquirer's representations and warranties set forth in Section 2.1 shall be true and correct as if made again on the Closing Date.

          (c) Loan Payoff. The Project Loan shall be paid in full by Acquirer concurrently with the Closing and the Lender shall have executed the Participation Release Agreement.

          (d) Completion of IPO. The IPO shall have been completed.

                                   ARTICLE IV

                          CLOSING AND CLOSING DOCUMENTS

     4.1 Closing. The consummation and closing (the "Closing") of the transactions contemplated under this Agreement shall take place at the offices of the Acquirer in McLean, Virginia, or such other place as is mutually agreeable to the parties, on the later to occur of the following unless otherwise set by agreement of the parties (such date being referred to herein as the "Closing Date"): (a) the date which is ten (10) business days after the CO is issued and Placement in Service has occurred, or (b) the date of the closing of the IPO; provided, however, that this Agreement shall terminate at either parties' option if Closing does not occur on or before March 31, 2004.

     4.2 Contributor's Deliveries. At the Closing, the Contributor shall deliver the following to the Acquirer in addition to all other items required to be delivered to the Acquirer by the Contributor:

          (a) Assignment of Contributed Assets. The Contributor shall have executed and delivered an Assignment and Assumption Agreement, in substantially the form of Exhibit A attached hereto (the "Assignment"), granting and conveying to the Acquirer good and indefeasible title to the Contributed Assets, free and clear of all liens, encumbrances, security interests, prior assignments, conditions, restrictions, claims, and other matters affecting title thereto.

          (b) Execution of Partnership Agreement. Signature pages of the Partnership Agreement (which Partnership Agreement shall be in substantially the form attached hereto as Exhibit B) duly executed by the Contributor, as limited partner.

          (c) FIRPTA Certificate. An affidavit from the Contributor certifying pursuant to Section 1445 of the Internal Revenue Code that the Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder).

          (d) Participation Release Agreement. The Participation Release Agreement executed by the Lender.

          (e) Other Documents. Any other document or instrument reasonably requested by the Acquirer or required hereby.

     4.3 Acquirer's Deliveries. At the Closing, the Acquirer shall deliver the following to the Contributor:

          (a) Certificates for Units. If certificates are issued, certificates representing Units duly issued by the Acquirer in the name of the Contributor as of the Closing Date representing the Units to which the Contributor is entitled pursuant to Section 1.2 of this Agreement.

          (b) Executed Partnership Agreement. The fully executed Partnership Agreement, with the original duly executed signature of the REIT, as general partner, and original or photostatic copies of the signatures of all limited partners.

          (c) Assignment and Assumption Agreement. The Assignment executed by the Acquirer.

          (d) Other Documents. Any other document or instrument reasonably requested by the Contributor or required hereby.

     4.4 Fees and Expenses; Closing Costs. The Acquirer shall pay all fees, expenses and closing costs relating to the transactions contemplated by this Agreement; provided however, that the Contributor shall pay its own attorneys' and consultants' fees and expenses.

     4.5 Default Remedies. If the closing of the IPO occurs and all of the other conditions precedent set forth in Section 3.1 hereof have been satisfied, but the Acquirer fails to consummate the Closing contemplated hereunder with the Contributor, the Contributor shall have all rights and remedies available to it at law or in equity resulting from such default, including without limitation, the right to seek specific performance of this Agreement. If the Contributor defaults in performing any of the Contributor's obligations under this Agreement, the Acquirer shall have all rights and remedies available to it at law or in equity resulting from such default, including without limitation, the right to seek specific performance of this Agreement and the Contributor's obligation to convey the Contributed Assets to the Acquirer hereunder. The parties acknowledge and agree that the failure of a condition precedent to occur, notwithstanding the good faith and commercially reasonable efforts of the applicable party, shall not be a default hereunder.

                                    ARTICLE V

                                  MISCELLANEOUS

     5.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by hand delivered against receipt or sent by recognized overnight delivery service or by certified or registered mail, postage prepaid, with return receipt requested. All notices shall be addressed as follows:

          Acquirer:

          Highland Hospitality, L.P.
          c/o Highland Hospitality Corporation
          8405 Greensboro Drive, Suite 500
          McLean, VA 22102
          Attention: General Counsel
          Fax No.: (571) 382-1757

          with a copy to:

          Highland Hospitality, L.P.
          c/o Highland Hospitality Corporation
          8405 Greensboro Drive, Suite 500
          McLean, VA 22102
          Attention: Chief Executive Officer
          Fax No.: (571) 382-1760

          Contributor:

          A/H Hotel, L.L.C.
          222 Central Park Avenue
          Suite 2100
          Virginia Beach, VA  23462
          Attention: John E. Babb
          Fax No.: (757) 424-2513

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

     5.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to the Contributor or the Acquirer upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by the Contributor or the Acquirer of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. Except as otherwise set forth in
Section 4.5 or elsewhere in this Agreement, all rights, powers, options, or remedies afforded to Contributor or the Acquirer either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law.

     5.3 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

     5.4 Successors and Assigns. Except as set forth in this Article, this Agreement may not be assigned by the Acquirer or the Contributor without the prior approval of the other party hereto. This Agreement shall be binding upon, and inure to the benefit of, the Contributor, the Acquirer, and their respective legal representatives, successors, and permitted assigns.

     5.5 Article Headings. Article headings and article and Section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

     5.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia, without regard to conflicts of laws principles.

     5.7 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

     5.8 Survival. All representations and warranties contained in this Agreement, and all covenants and agreements contained in the Agreement which contemplate performance after the Closing Date shall survive the Closing.

     5.9 Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by the Acquirer and the Contributor, the Acquirer and Contributor shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other parties may reasonably require to consummate the transaction contemplated hereunder.

     5.10 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     5.11 Attorneys' Fees. Should a party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or (except as may be otherwise provided in Section
4.5 hereof) to recover damages for breach of this Agreement, any non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) shall pay to the prevailing party all reasonable costs and expenses, including reasonable attorneys' fees, expended or incurred in connection therewith.

     5.12 Confidentiality. The Contributor acknowledges that prior to the completion of the IPO the matters relating to the REIT, the IPO, this Agreement, and the other documents, terms, conditions and information related thereto (collectively, the "Information") are confidential in nature. Therefore, the Contributor covenants and agrees to keep the Information confidential prior to the completion of the IPO and will not (except as required by applicable law, regulation or legal process, and only after compliance with the provisions of this Section 5.12), without the Acquirer's prior written consent, disclose any Information in any manner whatsoever; provided, however, that prior to the completion of the IPO the Information may be revealed only to the Contributor's key employees, legal counsel and financial advisors and to the Lender, the "City" and the "Authority" (as those terms are defined in the Operating Agreement) each of whom shall be informed of the confidential nature of the Information and shall agree to act in accordance with the terms of this Section
5.12. In the event that the Contributor or its key employees, legal counsel or financial advisors or the Lender, the City or the Authority (collectively, the "Information Group") are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, the applicable member of the Information Group will notify the Acquirer promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 5.12. In the event that no such protective order or other remedy is obtained, or that the Acquirer waives compliance with the terms of this Section 5.12, the applicable member of the Information Group may furnish only that portion of the Information which it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information. The Contributor acknowledges that remedies at law may be inadequate to protect the Acquirer or the REIT against any actual or threatened breach of this Section 5.12, and, without prejudice to any other rights and remedies otherwise available, the Contributor agrees to the granting of injunctive relief in favor of the REIT and/or the Acquirer without proof of actual damages. Notwithstanding any other express or implied agreement to the contrary, the parties agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms "tax treatment" and "tax structure" have the meanings specified in Treasury Regulation section 1.6011-4(c).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]
                     [SIGNATURES APPEAR ON FOLLOWING PAGES.]

     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the 4th day of September, 2003.


                                    CONTRIBUTOR:

                                    A/H HOTEL, L.L.C., a Virginia limited
                                    liability company


                                    By: /s/ Louis S. Haddad & Anthony P. Nero
                                        ----------------------------------------
                                    Name:  Louis S. Haddad & Anthony P. Nero
                                    Title: Managers


                                    ACQUIRER:

                                    HIGHLAND HOSPITALITY, L.P., a Delaware
                                    limited partnership

                                    By: Highland Hospitality Corporation, its
                                        General Partner


                                        By: /s/ James L. Francis
                                            ------------------------------------
                                        Name:  James L. Francis
                                        Title: President and Chief
                                               Executive Officer

     The Barcelo Crestline Member executes this Agreement solely for the purpose of consenting to the Contributor's Transfer of the Contributed Assets to the Acquirer.

                                    BARCELO CRESTLINE MEMBER:

                                    BCC VIRGINIA BEACH LLC, a Delaware
                                    limited liability company


                                    By: /s/ Elizabeth R. Lieberman
                                        ----------------------------------------
                                    Name:  Elizabeth R. Lieberman
                                    Title: Vice President

     The General Contractor executes this Agreement solely for the purpose of acknowledging and agreeing that notwithstanding the transactions contemplated by this Agreement, the General Contractor's obligations under that certain Indemnity Agreement dated December 23, 2002 (the "Indemnity Agreement") from the General Contractor to the Company remain (and shall continue to remain after Closing) in full force and effect, and the General Contractor hereby ratifies and confirm its obligations under the Indemnity Agreement in accordance with its terms.

                                    GENERAL CONTRACTOR:

                                    ARMADA/HOFFLER CONSTRUCTION
                                    COMPANY, a Virginia corporation


                                    By: /s/ Michael P. O'Hara
                                        ----------------------------------------
                                    Name:   Michael P. O'Hara
                                    Title:  VP

                                    EXHIBIT A

                       Assignment and Assumption Agreement

     A/H HOTEL, L.L.C., a Virginia limited liability company ("Assignor"), for good and valuable consideration paid to the Assignor by HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership ("Assignee"), pursuant to the Contribution
Agreement dated as of                , 2003, by and between Assignor and
                      ---------------
Assignee (the "Agreement") and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby sell, assign, transfer, convey and deliver to the Assignee, its successors and assigns, good and indefeasible title to the Contributed Assets, free and clear of all liens, encumbrances, security interests, prior assignments, conditions, restrictions, claims, and other matters affecting title thereto. The Assignee hereby accepts the assignment of the Contributed Assets and agrees to assume and perform the Assignor's obligations under the Operating Agreement with respect to the Contributed Assets, other than those obligations of the Assignor expressly set forth in the Agreement that survive Closing.

     Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be
signed by a duly authorized officer this      day of        , 200 .
                                         ----        -------     -

                                    ASSIGNOR:

                                    A/H HOTEL, L.L.C., a Virginia
                                    limited liability company


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


                                    ASSIGNEE:

                                    HIGHLAND HOSPITALITY, L.P., a Delaware
                                    limited partnership

                                    By: Highland Hospitality Corporation, its
                                        General Partner


                                        By:
                                            ------------------------------------
                                        Name:  James L. Francis
                                        Title: President and Chief
                                               Executive Officer

                                    EXHIBIT B

                              Partnership Agreement

                                    EXHIBIT C

Prepared By
Hunton & Williams LLP
915 East Byrd Street
Richmond, VA 23219

                         PARTICIPATION RELEASE AGREEMENT

     THIS PARTICIPATION RELEASE AGREEMENT (this "Agreement") is entered into as
of this       day of          , 2003, by HAMPTON UNIVERSITY, as grantor for
        -----        ---------
indexing purposes ("Hampton"), for the benefit of a/h-bcc VIRGINIA BEACH HOTEL LLC, as grantee for indexing purposes (the "Borrower"), A/H HOTEL, L.L.C. (the "A/H Member"), BCC VIRGINIA BEACH LLC (the "BCC Member"), and HIGHLAND HOSPITALITY, L.P., as grantee for indexing purposes ("Highland").

                                   WITNESSETH:

     WHEREAS, Hampton and the Borrower entered into that certain Loan Agreement dated as of December 23, 2000 (the "Loan Agreement"), pursuant to which Hampton agreed to make a loan to the Borrower in the aggregate principal amount of Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00) (the "Project Loan") in order to finance the construction of a 176-room limited service hotel located in the City of Virginia Beach, Virginia, and to be known as the Virginia Beach Hilton Garden Inn (the "Project"); and

     WHEREAS, pursuant to that certain Contribution Agreement (the "A/H Contribution Agreement") between Highland and the A/H Member, and pursuant to that certain Contribution Agreement (the "BCC Contribution Agreement") between Highland and the BCC Member, the A/H Member and the BCC Member have each agreed to contribute their respective membership interests in the Borrower to Highland for the consideration more particularly described in the A/H Contribution Agreement and in the BCC Contribution Agreement (collectively, the "Contribution Agreements"); and

     WHEREAS, concurrent with the "Closing" under the Contribution Agreements, the Project Loan shall be paid in full and the Loan Documents (as defined in the Loan Agreement) shall be cancelled, terminated and released of record by Hampton; and

     WHEREAS, Hampton has agreed to execute this Agreement in order to terminate and release (effective immediately upon the Closing occurring under the Contribution Agreements) any and all rights Hampton may have after Closing to receive the "Participation" amounts described in Article IX of the Loan Agreement, including without limitation any rights to receive portions of the "Net Operating Proceeds" or "Net Capital Proceeds" as those terms are defined in the Loan Agreement (collectively, the "Participation Payments") .

     NOW, THEREFORE, for and in consideration of the amounts to be paid by the A/H Member or its affiliate to Hampton pursuant to a separate agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hampton hereby agrees as follows:

     1. Release. Hampton hereby acknowledges and agrees that the transactions contemplated by the Contribution Agreement shall not be deemed to be a "Capital Transaction" as that term is defined in the Loan Agreement. Hampton hereby further agrees that effective immediately upon the occurrence of Closing under the Contribution Agreement, (a) the provisions of Article IX of the Loan Agreement shall immediately terminate in their entirety and have no further force or effect, and (b) the Borrower, Highland, the A/H Member, the BCC Member and their respective members, general and limited partners, parents, subsidiaries, officers, affiliates, predecessors, successors, and assigns shall be completely and forever released from any and all obligations and liabilities for the payment of the Participation Payments.

     2. Miscellaneous. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia, without regard to conflicts of laws principles.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                      SIGNATURES APPEAR ON FOLLOWING PAGE]

     WITNESS the following duly authorized signature as of the date first written above:

                                    HAMPTON UNIVERSITY


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Its:
                                         ---------------------------------------

COMMONWEALTH OF VIRGINIA   )
                           )ss.
CITY/COUNTY OF             )
               ------------
     The foregoing instrument was acknowledged before me on this        day
                                                                 ------
of          , 2003, by                     , as the
   ---------           --------------------         --------------------
of Hampton University, on behalf of the University.


                                                          ----------------------
                                                               NOTARY PUBLIC

     My Commission Expires:
                            ---------------------------------------

[SEAL]